Registration No. 33-


SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC

FORM S-8

REGISTRATION UNDER THE SECURITIES ACT OF 1933


THE GILLETTE COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

04-1366970
(I.R.S. Employer Identification No.)

PRUDENTIAL TOWER BUILDING, BOSTON, MA 02199
(Address of Principal Executive Offices) (Zip Code)

THE GILLETTE COMPANY EMPLOYEES' SAVINGS PLAN
(Full title of the plan)

JILL C. RICHARDSON
SECRETARY
THE GILLETTE COMPANY
PRUDENTIAL TOWER BUILDING, BOSTON, MA 02199
(Name and address of agent for service)

(617) 421-8499
(Telephone number of agent for service)

			Calculation of Registration Fee

Title of securities to be registered: Common stock, $1 par value
Amounts to be registered: 6,000,000
Proposed maximum offering price per unit 1: $80.563
Proposed maximum aggregate offering price 1: $483,378,000
Amount of registration fee: $166,682.07
1 Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Index for May 2, 1995.

The Gillette Company (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statements on Form S-8, File Nos. 33-9495 and 33-56218.

There may also be offered shares of common stock of the Registrant which may be issued to participants in the employee benefit plan described herein by reason of future stock dividends, exchange rights or stock splits and, to the extent required, interests in the Supplemental Savings Plan. In addition, pursuant to Rule 416 (c) of the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursant to the employee benefit plan described herein.

Item 8. Exhibits.

Exhibit 23.1		Consent of KPMG Peat Marwick LLP, filed herewith.

Exhibit 23.2		Consent of KPMG Peat Marwick LLP, filed herewith.

Exhibit 24		  Powers of Attorney, filed herewith.

Undertaking		 The Registrant hereby undertakes that it has submitted and will submit the Plan and any amendments thereto to the Internal Revenue
              Service (the "IRS") in a timely manner and has made
              or will make all changes required by the IRS order to qualify the Plan.


					Signature

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on May 5, 1995.

				The Gillette Company



				By	THOMAS F. SKELLY
					Thomas F. Skelly






Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

	Signatures				Title				Date

* ALFRED M. ZEIEN		Chairman of the Board		May 5, 1995
  Alfred M. Zeien			of Directors, Chief Executive
					Officer and Director


*MICHAEL C. HAWLEY		President and Chief 		May 5, 1995
 Michael C. Hawley			Operating Officer and
					Director

*JOSEPH E. MULLANEY		Vice Chairman of the Board	May 5, 1995
 Joseph E. Mullaney		of Directors and Director

THOMAS F. SKELLY		Senior Vice President and		May 5, 1995
 Thomas F. Skelly			Chief Financial Officer

*ANTHONY S. LUCAS		Vice President, Controller and	May 5, 1995
 Anthony S. Lucas			Principal Accounting Officer

*WARREN E. BUFFETT		Director				May 5, 1995
 Warren E. Bufett

*WILBUR H. GANTZ		Director				May 5, 1995
 Wilbur H. Gantz

*MICHAEL B. GIFFORD		Director				May 5, 1995
 Michael B. Gifford

*CAROL R. GOLDBERG		Director				May 5, 1995
 Carol R. Goldberg

*HERBERT H. JACOBI		Director				May 5, 1995
  Herbert H. Jacobi

*RICHARD R. PIVIROTTO		Director				May 5, 1995
 Richard R. Pivirotto

*JUAN M. STETA			Director				May 5, 1995
  Juan M. Steta


*ALEXANDER B. TROWBRIDGE	Director				May 5, 1995
 Alexander B. Trowbridge

*JOSEPH F. TURLEY		Director				May 5, 1995
  Joseph F. Turley




						By	THOMAS F. SKELLY
							*Thomas F. Skelly
							As Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Savings Plan Committee has duly caused this registration statement to be signed on its behalfby the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on May 5, 1995.



			The Gillette Company Employees' Savings Plan



			By ROBERT E. DICENSO
			 Robert E. DiCenso, Chairman, Savings Plan Committee